New Perspective Fund
March 31, 2017
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$278,042
Class B	$-
Class C	$-
Class F-1	$10,957
Class F-2	$47,624
Class F-3	$-
Total	$336,623
Class 529-A	$11,448
Class 529-B	$-
Class 529-C	$-
Class 529-E	$356
Class 529-F-1	$733
Class R-1	$-
Class R-2	$55
Class R-2E	$226
Class R-3	$7,211
Class R-4	$13,614
Class R-5	$15,272
Class R-5E*	$-
Class R-6	$106,443
Total	$155,358
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.2900
Class B	$-
Class C	$-
Class F-1	$0.2688
Class F-2	$0.3820
Class F-3	$-
Class 529-A	$0.2639
Class 529-B	$-
Class 529-C	$-
Class 529-E	$0.1789
Class 529-F-1	$0.3492
Class R-1	$-
Class R-2	$0.0041
Class R-2E	$0.2797
Class R-3	$0.1684
Class R-4	$0.2805
Class R-5E	$0.3277
Class R-5	$0.3892
Class R-6	$0.4096
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	963,714
Class B	135
Class C	36,075
Class F-1	40,865
Class F-2	134,256
Class F-3	13,290
Total	1,188,335
Class 529-A	44,689
Class 529-B	14
Class 529-C	9,737
Class 529-E	2,032
Class 529-F-1	2,209
Class R-1	2,200
Class R-2	14,051
Class R-2E	1,008
Class R-3	42,303
Class R-4	48,648
Class R-5	40,054
Class R-5E	26
Class R-6	282,179
Total	489,150
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$38.69
Class B	$38.15
Class C	$37.32
Class F-1	$38.46
Class F-2	$38.59
Class F-3	$38.71
Class 529-A	$38.27
Class 529-B	$37.64
Class 529-C	$37.24
Class 529-E	$37.90
Class 529-F-1	$38.18
Class R-1	$37.02
Class R-2	$37.36
Class R-2E	$38.17
Class R-3	$37.85
Class R-4	$38.19
Class R-5E	$38.54
Class R-5	$38.66
Class R-6	$38.72
* Amount less than one thousand